Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated October 24, 2024, with respect to the consolidated financial statements and internal control over financial reporting of Insteel Industries Inc. included in the Annual Report on Form 10-K for the year ended September 28, 2024, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in the Registration Statement.

/s/ Grant Thornton LLP

Grant Thornton LLP

Charlotte, North Carolina

February 11, 2025